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                                                                    Exhibit 99.1




                     SUMMARY TERMS OF STANDBY COMMITMENT
                              OF RIGHTS OFFERING

PARTIES                    Danielson Holding Corporation ("DHC")
                           SZ Investments, L.L.C. ("STANDBY PURCHASER")


BACKGROUND:
ACL RECAPITALIZATION       There has been proposed a restructuring of the
                           obligations of American Commercial Lines Holdings LLC
                           ("ACL HOLDINGS") and the obligations of American
                           Commercial Lines LLC (the "COMPANY") and the recapitalization of ACL Holdings and the Company on substantially the same terms as the terms described in the term sheet (the "TERM SHEET") attached hereto as EXHIBIT A (collectively, the "RECAPITALIZATION").
                           It is anticipated that the Recapitalization will be implemented either through (a) an outofcourt exchange offer and consent solicitation pursuant to which the Existing Senior Notes (as defined in the Term Sheet) will be exchanged for $120 million of new 111/4% cash pay senior notes due January 1, 2008 and $116.507 million of new 12% payinkind senior subordinated notes due July 1, 2008 on substantially the same terms as the terms described in the Term Sheet (the
                           "EXCHANGE OFFER AND CONSENT SOLICITATION"), or (b) if the Exchange Offer and Consent Solicitation is not consummated, a prearranged or prepackaged plan of reorganization pursuant to the U.S. Bankruptcy Code on substantially the same terms as the terms described in the Term Sheet (the "PREARRANGED PLAN").


                           ACL Holdings, the Company, DHC and the members of ACL Holdings have signed a recapitalization agreement (the "RECAPITALIZATION AGREEMENT"), which is on substantially the same terms as the terms described in the Term Sheet, pursuant to which DHC and/or one or more of its subsidiaries will acquire 100% of the equity interests in ACL Holdings or the Company as set forth in the Recapitalization Agreement.

                           HY I Investments, L.L.C. ("HYI") has entered into a LockUp, Support and Voting Agreement dated February 26, 2002, with ACL Holdings, the Company and certain other parties (the "LOCKUP AGREEMENT").

RIGHTS OFFERING

                           In connection with the Recapitalization, DHC shall conduct a rights offering ("RIGHTS OFFERING") of rights to purchase ("RIGHTS") an aggregate of approximately $43.6 million of newly issued shares of Common Stock, par value $.01 per share ("COMMON STOCK"), the net proceeds of which shall be used to satisfy DHC's cash contribution obligations in the Recapitalization as described in the Term Sheet and, to the extent of any excess proceeds, general corporate purposes.

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                           The purchase price for the Common Stock in the Rights
                           Offering will be $5.00 per share ("SUBSCRIPTION PRICE"), and the total number of Common Stock shares to be offered will be approximately 8.7 million.

                           The Rights shall be offered to each stockholder (including, without limitation, to Standby Purchaser with respect to the Warrant Shares (as defined below)) on a pro rata basis ("BASIC SUBSCRIPTION RIGHT") and shall be nontransferable. Stockholders who fully exercise their basic subscription right shall also be entitled to subscribe for any Common Stock shares offered in the Rights Offering and not purchased by other stockholders, subject to proration (in proportion to the number of Common Stock shares a stockholder has subscribed for pursuant to the basic subscription right) if the oversubscribed shares exceed the number of Common Stock shares available ("OVERSUBSCRIPTION RIGHT"). Exercise of the basic subscription right and the oversubscription right shall be subject, in each instance, to the restrictions contained in Article Fifth of DHC's Certificate of Incorporation and such other transfer restrictions and/or stock certificate escrow protection mechanisms as may be imposed by DHC in accordance with past practice to insure compliance with Article Fifth.

STANDBY PURCHASER
WARRANT EXERCISE           Provided that the condition precedents specified
                           under the heading "Conditions to Standby Purchaser's
                           Obligations" below have been satisfied, or waived by Standby Purchaser in its sole discretion in writing, then, simultaneously with the closing of the Rights
                           Offering, Standby Purchaser shall exercise in full its warrant dated August 12, 1999, for 1,898,000
                           Common Stock shares, at a current exercise price of $4.74391 per share ("WARRANT"), resulting in the issuance of 1,900,437 Common Stock shares ("WARRANT
                           SHARES") as a result of such exercise.
                           Notwithstanding the foregoing, for purposes of the Rights Offering, all Warrant shares shall be treated as if exercised such that the Warrant Shares shall have basic subscription rights and oversubscription rights as if the Warrant Shares were in fact issued and outstanding as of the commencement of the Rights
                           Offering. If necessary, DHC shall amend its registration statement to allow the Warrant to participate in the Rights Offering on an "as exercised" basis.

STANDBY COMMITMENTS        Standby Purchaser shall be obligated to purchase up
                           to 4.0 million Common Stock shares offered in the Rights Offering, (i) which are not otherwise subscribed for pursuant to basic subscription rights and oversubscription rights and (ii) the purchase of which by Standby Purchaser would not require Standby
                           Purchaser to make an HSR filing or insurance regulatory filing(s) or DHC to obtain approval of its stockholders under SEC or AMEX rules or other applicable requirements (either requirement, an
                           "APPROVAL


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                           REQUIREMENT LIMITATION") ("STANDBY SHARES"). In the
                           event Standby Purchaser would be otherwise obligated to purchase hereunder Common Stock shares but is relieved of such obligation pursuant to an Approval Requirement Limitation, Standby Purchaser shall 1) file the necessary filings under the HSR Act or applicable insurance regulatory requirements (and DHC shall cooperate with Standby Purchaser in preparing its filing and shall make DHC's required filings) or DHC shall take all actions and prepare and make such filings necessary to obtain approval of it's stockholders, as the case may be, 2) loan to DHC an amount equal to the number of shares it did not purchase due to the Approval Requirement Limitation multiplied by $5.00, at an interest rate of 12% per annum payable in cash with a maturity of the earlier of 180 days after issuance of the loan and the date Standby Purchaser consummates the purchase of shares pursuant to the following clause 3) and on other standard and customary terms (the "BRIDGE LOAN"), and
                           3) upon clearance under the HSR Act, insurance commissioners or receipt of approval of DHC's stockholders, as the case may be, purchase the Common Stock shares it did not purchase due to the Approval Requirement Limitation provision at $5.00 per share (and DHC shall use such proceeds to repay the Bridge
                           Loan).

STANDBY
COMMITMENT FEE             In consideration of the Standby Purchaser's
                           commitment to purchase Standby Shares, DHC shall pay to Standby Purchaser: 1) $1,000,000 (5% of the aggregate standby commitment) in cash in the event
                           DHC commences the Rights Offering while Standby
                           Purchaser's commitment hereunder is in effect; or 2)
                           $250,000 (1.25% of the aggregate standby commitment) in cash in the event DHC terminates this Summary of Terms or does not commence the Rights Offering (the
                           "STANDBY FEE"). The Standby Fee shall be paid
                           $250,000 on the date hereof and $750,000 when DHC commences the Rights Offering as set forth in the foregoing clause 1).

                           In addition, DHC shall reimburse Standby Purchaser for all fees and expenses incurred in connection with the transactions contemplated by the Rights Offering, up to $25,000 in the aggregate, plus, if applicable, all fees and expenses incurred in preparation and filing of notices and filings under the HSR Act and insurance regulatory requirements.



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REGISTRATION RIGHTS        All Common Stock shares acquired by Standby Purchaser
                           in the Rights Offering, whether pursuant to the exercise of its basic subscription right, its oversubscription right and/or its standby commitment, shall be registered in a "shelf" registration statement within 60 days following the closing of the Rights Offering. All additional Common Stock shares acquired by Standby Purchaser or its affiliates from time to time after the closing of the Rights Offering shall be added to such shelf registration statement.

                           Finally, Standby Purchaser shall have unlimited demand and piggyback registration rights with respect all notes of the Company held by Standby Purchaser or its affiliates.

                           DHC and Standby Purchaser agree that they will negotiate, execute and deliver a definitive Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") containing customary covenants, representations, warranties and conditions, including without limitation the terms and conditions described above.

REPRESENTATIONS,
WARRANTIES AND COVENANTS   DHC makes to Standby Purchaser the representations,
                           warranties and covenants set forth on EXHIBIT B hereto. Standby Purchaser makes to DHC the representations, warranties and covenants set forth on EXHIBIT C hereto.

CONDITIONS TO STANDBY
PURCHASER'S OBLIGATIONS    The obligations of Standby Purchaser to act as a
                           "standby purchaser" as described herein shall be subject to certain conditions precedent (which may be waived in Standby Purchaser's sole discretion), including, without limitation, the following:

                                    (i) An independent and disinterested
                           committee of DHC's Board of Directors having approved the Rights Offering and related transactions after consulting with independent counsel of its own choice and having an independent investment banking firm of national reputation analyze the terms of the Rights Offering and related transactions and advising in a presentation to the committee that such terms are fair and reasonable;

                                    (ii) Obtaining all required SEC and AMEX
                           approvals (if any);

                                    (iii) With respect to Standby Purchaser, the
                           LockUp Agreement to which HYI is a party being in effect with respect to HYI;

                                    (iv) The Rights Offering being on file with
                           the SEC no later than April 20, 2002;



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                                    (v) The execution and delivery by DHC of the
                           Registration Rights Agreement on terms acceptable to Standby Purchaser;

                                    (vi) The representations and warranties set
                           forth on EXHIBIT B hereto being true and correct and the covenants set forth on EXHIBIT B having been performed; and

                                    (vii) The Recapitalization being consummated
                           on substantially the same terms as those set forth in the Term Sheet no later than June 15, 2002 (unless the Recapitalization Agreement has been otherwise extended by no more than 15 days by DHC, ACL Holdings and the Company; PROVIDED, that the related right of termination contained in each of the Senior Noteholder LockUp Agreement, the DHC LockUp Agreement, and the Forbearance Agreement is extended by all parties thereto for the same number of days), and simultaneously with the closing of the Rights Offering.

STANDBY PURCHASER'S
TERMINATION RIGHTS         Standby Purchaser shall be entitled to terminate its
                           obligations to act as standby purchaser hereunder by delivery of written notice to DHC in the event that:

                                    (i) the Recapitalization on substantially
                           the same terms as the terms described in the Term Sheet is not consummated on or before June 15, 2002 (unless the Recapitalization Agreement has been otherwise extended by no more than 15 days by DHC, ACL Holdings and the Company; PROVIDED, that the related right of termination contained in each of the Senior Noteholder LockUp Agreement, the DHC LockUp Agreement, and the Forbearance Agreement is extended by all parties thereto for the same number of days) or simultaneously with the closing of the Rights Offering;

                                    (ii) HYI terminates the LockUp Agreement in
                           accordance with the provisions thereof, or the LockUp Agreement otherwise is not in effect with respect to HYI;

                                    (iii) the Rights Offering is not on file
                           with the SEC on or before April 20, 2002;

                                    (iv) a PreArranged Plan or any other
                           proceeding under the U.S. Bankruptcy Code is filed involving ACL Holdings or the Company; or

                                    (v) the Recapitalization Agreement, after
                           being executed and delivered by the proper parties, is terminated or expires prior to consummation of the Recapitalization.


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DHC'S
TERMINATION RIGHT          DHC shall be entitled to terminate this Summary of
                           Terms by delivery of written notice to Standby
                           Purchaser in the event that another party provides a standby commitment for no fewer Common Stock shares than Standby Purchaser with respect to the Rights
                           Offering on terms that are materially more favorable to DHC that those provided by Standby Purchaser.

PUBLIC ANNOUNCEMENTS       DHC and the Standby Purchaser will mutually agree in
                           writing and prior to dissemination on the text of any public announcement that may be made regarding this standby commitment.

INDEMNIFICATION            DHC agrees to indemnify and hold Standby Purchaser,
                           its affiliates, any of its or their affiliates, and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders, partners, lenders and capital sources (each, a "STANDBY PURCHASER INDEMNITEE") harmless from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "LOSSES"), to which any Standby Purchaser Indemnitee may become subject to the extent resulting from, due to or based upon Standby Purchaser having entered into this Summary of Terms or agreeing to act or acting as a standby purchaser in the Rights Offering under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based upon (i) any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made by DHC in this Summary of Terms, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus (as defined in Exhibit B)(as amended or supplemented, if DHC shall have filed with the SEC any amendment thereof or supplement thereto), or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in such, preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement in reliance upon, and in conformity with, information furnished in writing to DHC by Standby Purchaser expressly for use therein.

                           DHC agrees to indemnify and hold each Standby Purchaser Indemnitee harmless from and against any and all Losses to which any Standby Purchaser Indemnitee may become subject to the extent resulting from, due to or based upon Standby Purchaser having entered into this Summary of Terms or agreeing



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                           to act or acting as Standby Purchaser in accordance
                           with this Summary of Terms; provided, however, if such Losses are solely the result of the amount of the Standby Fee, DHC shall only be obligated for Losses in excess of the amount of the Standby Fee actually paid to Standby Purchaser.

                           Standby Purchaser agrees to indemnify and hold DHC, its affiliates, any of its or their affiliates, and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders, partners, lenders and capital sources (each, a "DHC INDEMNITEE") harmless from and against any and all Losses to which any DHC Indemnitee may become subject insofar as such Losses arise out of or are based upon any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made by DHC in this Summary of Terms.

MISCELLANEOUS              This Summary of Terms is made solely for the benefit
                           of Standby Purchaser, the affiliates of Standby
                           Purchaser, the Standby Purchaser Indemnitees and DHC, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Summary of Terms.

                           Neither DHC nor Standby Purchaser may assign any of its rights under this Summary of Terms without the prior written consent of the other party hereto.

                           This Summary of Terms constitutes the entire agreement between Standby Purchaser and DHC with respect to the subject matter hereof (excluding the Bridge Loan and the Registration Rights Agreement), and supersedes all prior agreements and understandings with respect to the subject matter hereof (excluding the Bridge Loan and the Registration Rights Agreement). In case any one or more of the provisions contained in this Summary of Terms, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way affected or impaired thereby or under the laws of any other jurisdiction.

                           This Summary of Terms may not be amended, modified or changed, in whole or in part, except by an instrument in writing signed by DHC and Standby Purchaser.



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BINDING COMMITMENT         This Summary of Terms represents a binding commitment
                           among DHC and Standby Purchaser with respect to the subject matter hereof and is enforceable by any party against the other parties.


                           AGREED AND ACKNOWLEDGED THIS 21ST DAY OF MARCH, 2002.


                           DANIELSON HOLDING CORPORATION


                           BY: /s/ David Barse
                              -----------------------------------
                                  DAVID BARSE, PRESIDENT


                           SZ INVESTMENTS, L.L.C.


                           BY: /s/ William C. Pate
                              -----------------------------------
                                  WILLIAM C. PATE, VICE PRESIDENT


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